CUSIP NO. 85256P 10 6	SCHEDULE 13G	Page 18 of 20

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Staktek Holdings, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: February 10, 2005

AUSTIN VENTURES VII, L.P. By AV Partners VII, L.P. Its General Partner	/s/ Kevin Kunz Signature Kevin Kunz

Chief Financial Officer/Attorney-In-Fact

AUSTIN VENTURES VIII, L.P. By: AV Partners VIII, L.P. Its General Partner	/s/ Kevin Kunz Signature Kevin Kunz

Chief Financial Officer/Attorney-In-Fact

AV PARTNERS VII, L.P.	/s/ Kevin Kunz
Signature
Kevin Kunz

Chief Financial Officer/Attorney-In-Fact

AV PARTNERS VIII, L.P.	/s/ Kevin Kunz
Signature
Kevin Kunz

Chief Financial Officer/Attorney-In-Fact

JOSEPH C. ARAGONA	/s/ Kevin Kunz
Signature
Kevin Kunz

Chief Financial Officer/Attorney-In-Fact

KENNETH P. DeANGELIS	/s/ Kevin Kunz
Signature
Kevin Kunz

Chief Financial Officer/Attorney-In-Fact

CUSIP NO. 85256P 10 6	SCHEDULE 13G	Page 19 of 20

EDWARD E. OLKKOLA	/s/ Kevin Kunz
Signature
Kevin Kunz

Chief Financial Officer/Attorney-In-Fact

CHRISTOPHER A. PACITTI	/s/ Kevin Kunz
Signature
Kevin Kunz

Chief Financial Officer/Attorney-In-Fact

JOHN D. THORNTON	/s/ Kevin Kunz
Signature
Kevin Kunz

Chief Financial Officer/Attorney-In-Fact

BLAINE F. WESNER	/s/ Kevin Kunz
Signature
Kevin Kunz

Chief Financial Officer/Attorney-In-Fact